EXHIBIT 10.1
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), made this ___day of ___, 2007, between ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation (the “Company”), and ___(the “Participant”).
WITNESSETH:
     WHEREAS, the Company maintains the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan (the “Plan”) to attract and retain quality management and other personnel and provide its officers and employees with incentives to achieve long-term corporate objectives;
     WHEREAS, the Participant is an employee of the Company with responsibility for contributing to the Company’s long-term corporate objectives;
     WHEREAS, the Company’s Board of Directors has determined to grant Restricted Stock under the Plan to the Participant on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Award.
     The Company hereby grants to Participant as of the date hereof a total of ___shares of restricted stock of the Company (the “Restricted Stock”), subject to the terms, restrictions and other conditions of this Agreement and the Plan. Any term used herein and not defined shall have the meaning given such term in the Plan.
     2. Restrictions.
     Participant shall generally not have rights of a stockholder of the Company with respect to the Restricted Stock prior to the lapse of restrictions. The following terms shall apply:
          (a) Subject to subsection (c), restrictions on Restricted Stock will lapse and Restricted Stock will convert automatically into the Company’s common stock, par value $0.01 in accordance with the vesting schedule attached hereto as Appendix I.
          (b) Until all restrictions lapse as provided in subsection (a), the Participant will not be eligible to receive dividends on Restricted Stock.

          (c) In the event of a Change of Control (as defined in the Plan) that results in the vesting of shares of Restricted Stock, the Participant agrees to sell and the Company shall, in its discretion, purchase for cash or other consideration any Shares owned by the Participant as of the Change of Control.
          (d) No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 2(d) shall not prevent transfers by will or by the applicable laws of descent and distribution.
          (e) There are no voting rights associated with the Restricted Stock until restrictions thereon lapse.
     3. Forfeiture of Restricted Stock
          Until all restrictions lapse as provided in Section 2(a), all shares of Restricted Stock granted to Participant pursuant to this Agreement are subject to forfeiture, and the Participant shall forfeit such Restricted Stock without any further action by the Company, immediately upon a termination of Participant’s employment with the Company, its Subsidiaries or Affiliates (a “Termination of Employment”).
     4. Tax Withholding.
Whenever the restrictions on Participant’s rights to shares of Restricted Stock lapse pursuant to Section 2 of this Agreement, the Company shall in a timely manner notify Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. The Participant agrees to satisfy his/her tax obligation only as selected in the Tax Withholding Arrangement attached hereto as Appendix II, or subsequent Tax Withholding Arrangements executed in compliance with the terms of this Agreement, the Tax Withholding Arrangement, the underlying Plan, the Company’s Insider Trading Policy, the Company’s payroll policies, and other applicable policies.
     5. Stock Certificates.
          (a) Prior to Restrictions Lapsing. The Company shall cause the Restricted Stock to be held in the name of the Participant in a book entry form promptly upon execution of this Agreement. The Company shall not be required to issue or deliver any certificate or certificates for shares of Restricted Stock pursuant to this Agreement prior to the restrictions lapsing as specified in Section 2. However, if a stock certificate is issued prior to the restrictions lapsing, the certificates shall bear a legend reflecting the restrictions on such securities.

          (b) Conditions to Issuance of Restricted Stock Subject to subsection (a), the Company shall not be required to issue or deliver any shares of Restricted Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:
          (i) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
          (ii) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its sole discretion, deem necessary or advisable;
          (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable;
          (iv) The payment by the Participant of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Restricted Stock and/or the lapse or removal of any of the restrictions; and
          (v) The lapse of such reasonable period of time as the Company may from time to time establish for reasons of administrative convenience.
     6. No Right to Continued Employment.
     Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment or other service of the Company, any Parent or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without cause.
     7. Restricted Stock Subject to Plan.
     Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Company’s Secretary.
     8. Miscellaneous.
          (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
          (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

          (c) The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
          (d) This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Restricted Stock Award granted herein.
          Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
By:
Liane J. Pelletier
Chief Executive Officer and President

By: